Exhibit 99.1
FOR IMMEDIATE RELEASE

Investors contact:	Media contact:
Linda Snyder	Robert Schettino
408/588-8405	408/588-8179
Linda_snyder@hyperion.com	Robert_schettino@hyperion.com
HYPERION ANNOUNCES PLANNED RETIREMENT OF CFO DAVID ODELL
SANTA CLARA, Calif., September 6, 2005 — Hyperion (Nasdaq: HYSL), the global leader in Business Performance Management software, today announced the planned retirement of its chief financial officer (CFO), David Odell. Mr. Odell, who joined the company in 2000, will maintain full responsibility for the finance function and remain with Hyperion until his successor has transitioned into the role. The search for his successor is currently underway.
“David has made great contributions to Hyperion and we are sorry to see him leave,” said Godfrey Sullivan, Hyperion’s president and chief executive officer. “His strong financial leadership has created a culture of financial discipline that contributed to our consistent growth in revenues and profitability. He has built a world-class finance team from the ground up and implemented financial processes and information systems — including our own Business Performance Management solutions — that expedite decision-making. He is leaving behind a solid foundation to support our company’s continued growth. We are pleased that David will remain with the company until his successor is in place and expect a smooth transition process.”
“My five years at Hyperion have been highly rewarding and I will miss working with this exceptional team,” said Mr. Odell. “I’m retiring at a time when Hyperion’s overall financial position and opportunities for profitable revenue growth have never been stronger. I’m looking forward to the next chapter of my life, which will include extensive global travel with my wife during the next year or two. I remain fully committed to Hyperion and will continue as CFO until my successor is in place.”
About Hyperion
 Hyperion Solutions Corporation is the global leader in Business Performance Management software. More than 10,000 customers rely on Hyperion software to provide visibility into how their businesses are performing and to help them plan and model to improve that performance. Using Hyperion software, customers collect data, organize and analyze it, then communicate it across the enterprise. Along with the industry’s most comprehensive and flexible set of interoperable applications, Hyperion offers the leading Business Intelligence platform optimized to support Business Performance Management solutions.

Named one of the FORTUNE 100 Best Companies to Work For (2004), Hyperion serves global customers in 45 countries. A network of more than 600 partners provides the company’s innovative and specialized solutions and services. Hyperion generated revenues of $703 million for the fiscal year that ended June 30, 2005 and is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com.
Forward-Looking Statements
Statements in this press release relating to the future, including those related to Mr. Odell’s transition and our future growth, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as, “may,” “will,” “should,” “potential,” “estimated,” “projects,” “anticipate,” “plans,” “expects,” “believes” and similar expressions. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, difficulties recruiting a new CFO, our failure to successfully drive increases in software license revenue (by both increasing sales of newer products, and limiting fall off of older product revenue), significant product quality problems, failure to successfully drive partner revenue, failure to continue the successful integration of the Brio business, significant strengthening of the dollar against key European currencies, the impact of competitive products and pricing, a decline in customer demand and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the quarterly report on Form 10-Q filed on May 10, 2005 and the annual report on Form 10-K filed on August 31, 2005. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.
“Hyperion,” the Hyperion “H” logo and Hyperion’s product names are trademarks of Hyperion. References to other companies and their products use trademarks owned by the respective companies and are for reference purpose only.